Exhibit 99.2

FOR IMMEDIATE RELEASE January 9, 2017

Investor Contact: Martie Edmunds Zakas

Sr. Vice President – Strategy, Corporate Development &

Communications

770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Sr. Director—Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

Mueller Water Products Names J. Scott Hall as President and

CEO; Gregory E. Hyland to Become Executive Chairman

ATLANTA, January 9, 2017 — Mueller Water Products, Inc. (NYSE:MWA) today announced that its Board of Directors has appointed J. Scott Hall as its next president and chief executive officer, effective January 23, 2017. Mr. Hall joins the Company from Textron, Inc. where he most recently served as president and chief executive officer of its Industrial Segment. Mr. Hall, who will also become a Board member, succeeds current president and chief executive officer, Gregory E. Hyland, who will transition to the role of executive chairman.

“We are very pleased to have appointed Scott as CEO,” said Mr. Hyland. “With today’s announcement of the sale of our Anvil International division, Mueller Water Products is now a pure-play water infrastructure company that is well-positioned for continued growth, and we believe Scott is the ideal leader, at exactly the right time, to take our business into the future. Scott has a diverse industrial background and a track record of new product development and strategic acquisitions. He has significant experience in manufacturing, with a strong focus on Six Sigma and LEAN manufacturing, and one of his divisions earned the prestigious Shingo prize for operational excellence in 2009. We believe that with Scott’s unique expertise and the Board’s continued commitment to optimizing capital allocation, we will be able to continue to deliver value for our shareholders.”

Mr. Hall joined Textron in 2001 and has held numerous leadership positions, most recently as president and chief executive officer of Textron’s Industrial Segment, where he was responsible for $3.8 billion in revenue. Mr. Hall was a member of Textron’s Executive Leadership Team, and has also served as president and chief executive officer of Textron Tools and Test, where he focused on new product development and ways to compete with non-traditional players. Mr. Hall serves as a trustee on the Manufacturers Alliance/MAPI Board of Trustees and on the Board of Directors of the National Association of Manufacturers.

“Mueller Water Products is recognized as the leading brand in water infrastructure in North America, and I am pleased to be joining the Company at this important and exciting time in its history,” said Mr. Hall. “The Board and management team are executing a clear and compelling strategy, and the Company’s focus on helping municipalities operate more efficiently opens up numerous possibilities for both organic and inorganic growth. By building on the strong LEAN manufacturing culture that has been developed under Greg’s leadership, I believe that the Company can continue to generate industry-leading operating margins and return metrics.”

Mark J. O’Brien, the Company’s lead independent director, said: “On behalf of the entire Board, I thank Greg for his excellent leadership and dedication for over a decade. Greg achieved an excellent track record of growth and success, and we are pleased that he has agreed to assume the role of executive chairman and will work closely with Scott to effect this planned leadership transition in a seamless manner. We are very excited to have brought such a talented executive as Scott to the Company, and we look forward to working with him as we take the Company to its next phase of growth.”

Mr. Hyland has served as chairman, president and chief executive officer of Mueller Water Products since September 2005, leading its public spinoff from Walter Industries in May 2006. During his tenure, the Company has focused its strategy on water infrastructure while adapting to meet the evolving needs of its customers. Under Mr. Hyland’s leadership, the Company divested non-core assets and implemented LEAN Six Sigma processes throughout its manufacturing operations, enabling an improvement of efficiencies, safety and quality. The Company also reduced its debt by more than $1 billion over the past 10 years, becoming a financially stronger and more focused business.

In a separate press release today, Mueller Water Products announced that it has sold its Anvil International division to One Equity Partners. The press release about this announcement can be found on the Mueller Water Products investor relations website.

Conference Call Webcast

Mueller Water Products will host a conference call today, January 9, 2017 at 8:30 a.m. ET. Members of Mueller Water Products’ management team will provide additional detail regarding the Anvil transaction, the Company’s capital allocation plans and leadership transition. In addition, an update on management’s expectations regarding the Company’s first quarter 2017 results will be provided. A live webcast of the call will be available on the Investor Relations section of the Company’s website. Please go to the website (www.muellerwaterproducts.com) at least 15 minutes prior to the start of the call to register, download and install any necessary software. A replay of the call will be available for 30 days and can be accessed by dialing 1-866-483-9093. An archive of the webcast will also be available on the Investor Relations section of the Company’s website.

Forward-Looking Statements

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities that may occur in the future are forward-looking statements. The words “believe,” “will,” “estimates,” “committed,” and other similar expressions identify forward-looking statements. Examples of such forward-looking statements include, but are not limited to, the statements we make regarding the expected net cash proceeds from the sale of our Anvil business, our anticipated use of such cash proceeds, the position of our core business after the Anvil sale, our long-term business strategy and growth prospects as well as our capital allocation strategy. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors. For example, with respect to our estimated net proceeds to be received from the sale of our Anvil business, such factors include the amount of any post-closing working capital adjustments and obligations that may require us to indemnify the purchaser of the Anvil business as well as potential changes in government policy, particularly comprehensive tax reform, as a result of the 2016 U.S. presidential and congressional elections. Factors that may impact the other forward looking statements in this press release include, but are not limited to, our ability to operate our core business efficiently and, in particular, invest our capital to provide superior long-term returns as well as the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. (NYSE:MWA) is a leading pure-play water infrastructure company that manufactures and sells products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com.

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